Exhibit 99.1

E*TRADE Financial Corporation Announces First Quarter 2013 Results

NEW YORK--(BUSINESS WIRE)--April 18, 2013--E*TRADE Financial Corporation (NASDAQ: ETFC):

First Quarter Results

  Net income of $35 million, or $0.12 per share on total net revenue of $420 million
  Provision for loan losses of $43 million, including a $13 million benefit from a settlement with a third party mortgage originator
  Total operating expenses of $296 million, including $12 million in severance and restructuring costs
  Balance sheet reduction of $2.4 billion, primarily driven by approximately $3.0 billion in deleveraging and $1.2 billion of customer net buying
  Daily Average Revenue Trades (DARTs) of 149,000
  Net new brokerage accounts of 30,000
  Net new brokerage assets of $3.1 billion; end of period customer assets of $219 billion

E*TRADE Financial Corporation (NASDAQ: ETFC) today announced results for its first quarter ended March 31, 2013, reporting net income of $35 million, or $0.12 per share. This compares with a net loss of $186 million, or $0.65 loss per share in the prior quarter, and net income of $63 million, or $0.22 per share in the first quarter of 2012. The Company reported total net revenue of $420 million for the first quarter of 2013, compared with $468 million in the prior quarter and $489 million in the first quarter of 2012.

“The first quarter was encouraging, as we posted solid sequential growth in customer engagement, accounts, and assets,” said Paul Idzik, Chief Executive Officer. “With the advantage of a well-defined plan to de-risk and de-leverage, and solid execution against it, I am directing my efforts toward ensuring the core business is our dominant focus. I see a meaningful opportunity for E*TRADE – both in terms of driving a superior customer experience, and in creating value for shareholders – and I look forward to leading the Company through this phase of its growth.”

E*TRADE reported DARTs of 149,000 during the quarter, an increase of 16 percent from the prior quarter and a decrease of five percent versus the same quarter a year ago.

At quarter end, the Company reported 4.5 million customer accounts, which included 2.9 million brokerage accounts. Net new brokerage accounts were 30,000 during the quarter compared with 10,000 in the prior quarter and 46,000 in the first quarter of 2012.

The Company ended the quarter with $219 billion in total customer assets, compared with $201 billion at the end of the fourth quarter of 2012 and $202 billion from the year-ago period.

During the quarter, customers added $3.1 billion in net new brokerage assets. Brokerage related cash increased by $0.8 billion to $34.7 billion during the period, while customers were net buyers of approximately $1.2 billion of securities. Margin receivables averaged $5.7 billion in the quarter, down two percent sequentially and up 16 percent year over year, ending the quarter at $5.7 billion.

Net operating interest income for the first quarter was $241 million, down from $260 million in the prior quarter and $285 million a year ago. First quarter results reflected a net interest spread of 2.30 percent on average interest-earning assets of $40.9 billion, compared with a net interest spread of 2.38 percent on average interest-earning assets of $42.9 billion in the prior quarter.

Commissions, fees and service charges, principal transactions, and other revenue in the first quarter were $164 million, compared with $151 million in the prior quarter and $173 million in the first quarter of 2012. Average commission per trade for the quarter was $11.30, compared to $11.10 in the prior quarter, and $11.04 in the first quarter of 2012.

Total net revenue in the quarter also included $15 million of net gains on loans and securities, including a net impairment of $1 million, compared with $56 million in the prior quarter, which included gains related to securities sold to reduce assets.

Total operating expenses for the quarter increased $10 million sequentially to $296 million. Expenses included $12 million in severance and restructuring costs.

Total assets ended the quarter at $45.0 billion, decreasing $2.4 billion from the prior quarter, as the Company directed approximately $3.0 billion in brokerage-related customer cash to select third party institutions, consisting of $2.3 billion in sweep deposits, $0.1 billion in customer payables and $0.6 billion from newly-opened accounts. With the addition of $0.5 billion of sweep deposits scheduled for transfer to a third party this month, the Company will have completed approximately $8.4 billion in balance sheet deleveraging, tracking to its target of $8.5 billion.

The Company’s loan portfolio ended the quarter at $10.0 billion, contracting approximately $0.5 billion from the prior quarter. First quarter provision for loan losses decreased from $74 million in the prior quarter to $43 million. Provision for loan losses included a benefit of $13 million related to a settlement with a third party mortgage originator.

Net charge-offs in the quarter were $68 million, a decrease of $34 million from the prior quarter. The allowance for loan losses at quarter-end was $455 million, down $26 million from the previous quarter.

For the Company’s entire loan portfolio, special mention delinquencies decreased nine percent sequentially, and total at-risk delinquencies decreased eight percent versus the fourth quarter of 2012. As compared to the year-ago period, special mention delinquencies declined 17 percent and total at-risk delinquencies declined 19 percent.

As of March 31, 2013, the Company reported consolidated Tier 1 leverage and total risk-based ratios(1) of 6.0 percent and 14.8 percent, respectively; increasing from 5.5 percent and 13.7 percent in the prior period. The Company’s consolidated Tier 1 common ratio(2) ended the quarter at 11.2 percent, improving from 10.3 percent in the prior period. E*TRADE Bank ended the quarter with Tier 1 leverage and total risk-based capital ratios(3) of 9.3 percent and 21.9 percent, rising from 8.7 percent and 20.6 percent, respectively, at the end of the prior period.

Historical metrics and financials can be found on the E*TRADE Financial Investor Relations website at investor.etrade.com.

The Company will host a conference call to discuss the results beginning at 5:00 p.m. EDT today. This conference call will be available to domestic participants by dialing 800-732-8470 while international participants should dial +1 212-231-2902. A live audio webcast and replay of this conference call will also be available at investor.etrade.com.

About E*TRADE Financial

The E*TRADE Financial family of companies provides financial services including online brokerage and related banking products and services to retail investors. Specific business segments include Trading and Investing and Balance Sheet Management. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries and affiliates. More information is available at www.etrade.com. ETFC-E

Important Notices

E*TRADE Financial, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE Financial Corporation.

Forward-Looking Statements: The statements contained in this news release that are forward looking, including statements regarding our ability to drive a superior customer experience, create shareholder value, and to de-risk and deleverage our balance sheet, are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, our potential inability to reduce our balance sheet and costs, potential changes in market activity, anticipated changes in the rate of new customer acquisition and in rate of net acquisition of brokerage accounts and assets, macro trends of the economy in general and the residential real estate market, instability in the consumer credit markets and credit trends, increased mortgage loan delinquency and default rates, portfolio growth, portfolio seasoning and resolution through collections, sales or charge-offs, the uncertainty surrounding the foreclosure process, and the potential negative regulatory consequences resulting from the implementation of financial regulatory reform as well as from actions by or potentially more restrictive policies or interpretations of the Federal Reserve and the Office of the Comptroller of the Currency or other regulators. Further information about these risks and uncertainties can be found in the annual, quarterly, and current reports on Form 10-K, Form 10-Q, and Form 8-K previously filed by E*TRADE Financial Corporation with the Securities and Exchange Commission (including information in these reports under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information.

© 2013 E*TRADE Financial Corporation. All rights reserved.

Financial Statements

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012

Revenue:
Operating interest income	$300,060	$320,340	$362,261
Operating interest expense	(58,731)	(60,109)	(77,409)
Net operating interest income	241,329	260,231	284,852
Commissions	100,732	86,675	107,431
Fees and service charges	32,510	30,194	31,998
Principal transactions	21,746	25,594	24,146
Gains on loans and securities, net	15,680	61,798	34,906
Net impairment	(1,165)	(5,729)	(3,532)
Other revenues	9,033	8,893	9,596
Total non-interest income	178,536	207,425	204,545
Total net revenue	419,865	467,656	489,397
Provision for loan losses	42,650	74,410	71,947
Operating expense:
Compensation and benefits	95,651	80,108	92,278
Advertising and market development	36,584	29,295	47,588
Clearing and servicing	31,644	30,387	34,555
FDIC insurance premiums	29,291	30,341	28,362
Professional services	17,302	25,631	20,335
Occupancy and equipment	17,516	18,825	17,854
Communications	18,514	18,016	19,120
Depreciation and amortization	23,048	22,229	22,239
Amortization of other intangibles	6,067	6,296	6,296
Facility restructuring and other exit activities	7,569	4,174	(424)
Other operating expenses	12,349	20,056	18,036
Total operating expense	295,535	285,358	306,239
Income before other income (expense) and income tax expense (benefit)	81,680	107,888	111,211
Other income (expense):
Corporate interest income	13	35	14
Corporate interest expense	(28,620)	(43,984)	(45,125)
Losses on early extinguishment of debt	-	(284,653)	-
Equity in income (loss) of investments and other	4,294	(481)	(106)
Total other income (expense)	(24,313)	(329,083)	(45,217)
Income (loss) before income tax expense (benefit)	57,367	(221,195)	65,994
Income tax expense (benefit)	22,243	(35,136)	3,403
Net income (loss)	$35,124	$(186,059)	$62,591

Basic earnings (loss) per share	$0.12	$(0.65)	$0.22
Diluted earnings (loss) per share	$0.12	$(0.65)	$0.22
Shares used in computation of per share data:
Basic	286,626	286,016	285,478
Diluted	291,696	286,016	290,017

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheet
(In thousands, except share data)
(Unaudited)

	March 31, 2013	December 31, 2012
ASSETS
Cash and equivalents	$1,507,722	$2,761,494
Cash required to be segregated under federal or other regulations	318,817	376,898
Trading securities	100,538	101,270
Available-for-sale securities	12,676,378	13,443,020
Held-to-maturity securities	9,856,513	9,539,948
Margin receivables	5,748,626	5,804,041
Loans receivable, net	9,585,286	10,098,723
Investment in FHLB stock	61,400	67,400
Property and equipment, net	278,266	288,170
Goodwill	1,934,232	1,934,232
Other intangibles, net	254,555	260,622
Other assets	2,643,981	2,710,921
Total assets	$44,966,314	$47,386,739

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$25,877,748	$28,392,552
Securities sold under agreements to repurchase	4,459,421	4,454,661
Customer payables	5,084,337	4,964,922
FHLB advances and other borrowings	1,265,489	1,260,916
Corporate debt	1,765,905	1,764,982
Other liabilities	1,561,587	1,644,236
Total liabilities	40,014,487	42,482,269

Shareholders' equity:
Common stock, $0.01 par value, shares authorized: 400,000,000 at
March 31, 2013 and December 31, 2012, shares issued
and outstanding: 286,776,149 at March 31, 2013
and 286,114,334 at December 31, 2012	2,868	2,861
Additional paid-in-capital	7,320,491	7,319,257
Accumulated deficit	(2,072,596)	(2,107,720)
Accumulated other comprehensive loss	(298,936)	(309,928)
Total shareholders' equity	4,951,827	4,904,470
Total liabilities and shareholders' equity	$44,966,314	$47,386,739

Segment Reporting

	Three Months Ended March 31, 2013
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(4)	Total
	(In thousands)
Revenue:
Operating interest income	$139,232	$230,102	$-	$(69,274)	$300,060
Operating interest expense	(5,117)	(122,888)	-	69,274	(58,731)
Net operating interest income	134,115	107,214	-	-	241,329
Commissions	100,732	-	-	-	100,732
Fees and service charges	32,056	454	-	-	32,510
Principal transactions	21,746	-	-	-	21,746
Gains on loans and securities, net	-	15,680	-	-	15,680
Net impairment	-	(1,165)	-	-	(1,165)
Other revenues	8,031	1,002	-	-	9,033
Total non-interest income	162,565	15,971	-	-	178,536
Total net revenue	296,680	123,185	-	-	419,865
Provision for loan losses	-	42,650	-	-	42,650
Operating expense:
Compensation and benefits	71,443	3,713	20,495	-	95,651
Advertising and market development	36,584	-	-	-	36,584
Clearing and servicing	19,008	12,636	-	-	31,644
FDIC insurance premiums	-	29,291	-	-	29,291
Professional services	8,378	547	8,377	-	17,302
Occupancy and equipment	15,970	459	1,087	-	17,516
Communications	17,783	356	375	-	18,514
Depreciation and amortization	18,881	161	4,006	-	23,048
Amortization of other intangibles	6,067	-	-	-	6,067
Facility restructuring and other exit activities	-	-	7,569	-	7,569
Other operating expenses	4,126	2,924	5,299	-	12,349
Total operating expense	198,240	50,087	47,208	-	295,535
Segment income (loss) before other income (expense)	98,440	30,448	(47,208)	-	81,680
Other income (expense):
Corporate interest income	-	-	13	-	13
Corporate interest expense	-	-	(28,620)	-	(28,620)
Equity in income of investments and other	-	-	4,294	-	4,294
Total other income (expense)	-	-	(24,313)	-	(24,313)
Segment income (loss)	$98,440	$30,448	$(71,521)	$-	$57,367

	Three Months Ended December 31, 2012
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(4)	Total
	(In thousands)
Revenue:
Operating interest income	$153,296	$249,634	$-	$(82,590)	$320,340
Operating interest expense	(5,282)	(137,417)	-	82,590	(60,109)
Net operating interest income	148,014	112,217	-	-	260,231
Commissions	86,675	-	-	-	86,675
Fees and service charges	29,727	467	-	-	30,194
Principal transactions	25,594	-	-	-	25,594
Gains (losses) on loans and securities, net	(12)	61,993	(183)	-	61,798
Net impairment	-	(5,729)	-	-	(5,729)
Other revenues	7,676	1,217	-	-	8,893
Total non-interest income	149,660	57,948	(183)	-	207,425
Total net revenue	297,674	170,165	(183)	-	467,656
Provision for loan losses	-	74,410	-	-	74,410
Operating expense:
Compensation and benefits	58,958	3,303	17,847	-	80,108
Advertising and market development	29,293	2	-	-	29,295
Clearing and servicing	16,575	13,812	-	-	30,387
FDIC insurance premiums	-	30,341	-	-	30,341
Professional services	16,010	174	9,447	-	25,631
Occupancy and equipment	16,669	425	1,731	-	18,825
Communications	17,208	336	472	-	18,016
Depreciation and amortization	17,987	169	4,073	-	22,229
Amortization of other intangibles	6,296	-	-	-	6,296
Facility restructuring and other exit activities	-	-	4,174	-	4,174
Other operating expenses	10,085	3,636	6,335	-	20,056
Total operating expense	189,081	52,198	44,079	-	285,358
Segment income (loss) before other income (expense)	108,593	43,557	(44,262)	-	107,888
Other income (expense):
Corporate interest income	-	-	35	-	35
Corporate interest expense	-	-	(43,984)	-	(43,984)
Losses on early extinguishment of debt	-	-	(284,653)	-	(284,653)
Equity in loss of investments and other	-	-	(481)	-	(481)
Total other income (expense)	-	-	(329,083)	-	(329,083)
Segment income (loss)	$108,593	$43,557	$(373,345)	$-	$(221,195)

	Three Months Ended March 31, 2012
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(4)	Total
	(In thousands)
Revenue:
Operating interest income	$181,250	$299,816	$1	$(118,806)	$362,261
Operating interest expense	(10,802)	(185,413)	-	118,806	(77,409)
Net operating interest income	170,448	114,403	1	-	284,852
Commissions	107,431	-	-	-	107,431
Fees and service charges	30,965	1,033	-	-	31,998
Principal transactions	24,146	-	-	-	24,146
Gains (losses) on loans and securities, net	(88)	35,007	(13)	-	34,906
Net impairment	-	(3,532)	-	-	(3,532)
Other revenues	7,935	1,661	-	-	9,596
Total non-interest income	170,389	34,169	(13)	-	204,545
Total net revenue	340,837	148,572	(12)	-	489,397
Provision for loan losses	-	71,947	-	-	71,947
Operating expense:
Compensation and benefits	69,200	4,731	18,347	-	92,278
Advertising and market development	47,374	214	-	-	47,588
Clearing and servicing	18,263	16,292	-	-	34,555
FDIC insurance premiums	-	28,362	-	-	28,362
Professional services	10,358	2,717	7,260	-	20,335
Occupancy and equipment	16,416	539	899	-	17,854
Communications	18,346	351	423	-	19,120
Depreciation and amortization	17,741	175	4,323	-	22,239
Amortization of other intangibles	6,296	-	-	-	6,296
Facility restructuring and other exit activities	-	-	(424)	-	(424)
Other operating expenses	7,547	5,214	5,275	-	18,036
Total operating expense	211,541	58,595	36,103	-	306,239
Segment income (loss) before other income (expense)	129,296	18,030	(36,115)	-	111,211
Other income (expense):
Corporate interest income	-	-	14	-	14
Corporate interest expense	-	-	(45,125)	-	(45,125)
Equity in loss of investments and other	-	-	(106)	-	(106)
Total other income (expense)	-	-	(45,217)	-	(45,217)
Segment income (loss)	$129,296	$18,030	$(81,332)	$-	$65,994

Key Performance Metrics(5)

Corporate Metrics	Qtr ended 3/31/13	Qtr ended 12/31/12	Qtr ended 3/31/13 vs. 12/31/12	Qtr ended 3/31/12	Qtr ended 3/31/13 vs. 3/31/12

Operating margin %(6)
Consolidated	19%	23%	(4)%	23%	(4)%
Trading and Investing	33%	36%	(3)%	38%	(5)%
Balance Sheet Management	25%	26%	(1)%	12%	13%

Employees	2,858	2,988	(4)%	3,162	(10)%
Consultants and other	79	100	(21)%	136	(42)%
Total headcount	2,937	3,088	(5)%	3,298	(11)%

Book value per share	$17.27	$17.14	1%	$17.63	(2)%
Tangible book value per share(7)	$10.70	$10.50	2%	$10.87	(2)%

Corporate cash ($MM)	$351.6	$407.6	(14)%	$483.8	(27)%

Enterprise net interest spread (basis points)(8)	230	238	(3)%	249	(8)%
Enterprise interest-earning assets, average ($MM)	$40,896	$42,882	(5)%	$44,890	(9)%

Earnings before interest, taxes, depreciation & amortization ("EBITDA") ($MM)
Net Income (loss)	$35.1	$(186.1)	N.M.	$62.6	(44)%
Income tax expense (benefit)	22.3	(35.1)	N.M.	3.4	N.M.
Depreciation & amortization	29.1	28.5	2%	28.6	2%
Corporate interest expense	28.6	44.0	(35)%	45.1	(37)%
EBITDA	$115.1	$(148.7)	N.M.	$139.7	(18)%

Interest coverage(9)	4.0	(3.4)	N.M.	3.1	N.M.

Bank earnings before taxes and before credit losses ($MM)(10)	$128.9	$137.6	(6)%	$153.6	(16)%

Trading and Investing Metrics

Trading days	60.0	61.0	N.M.	62.0	N.M.

DARTs	148,538	128,009	16%	156,988	(5)%

Total trades (MM)	8.9	7.8	14%	9.7	(8)%
Average commission per trade	$11.30	$11.10	2%	$11.04	2%

End of period margin receivables ($B)	$5.7	$5.8	(2)%	$5.3	8%
Average margin receivables ($B)	$5.7	$5.8	(2)%	$4.9	16%

Gross new brokerage accounts	91,735	81,285	13%	106,418	(14)%
Gross new stock plan accounts	56,836	63,934	(11)%	61,234	(7)%
Gross new banking accounts	2,723	2,381	14%	4,978	(45)%
Closed accounts	(108,367)	(117,119)	N.M.	(123,142)	N.M.
Net new accounts	42,927	30,481	N.M.	49,488	N.M.

Net new brokerage accounts	30,034	10,339	N.M.	45,994	N.M.
Net new stock plan accounts	20,173	28,754	N.M.	10,989	N.M.
Net new banking accounts	(7,280)	(8,612)	N.M.	(7,495)	N.M.
Net new accounts	42,927	30,481	N.M.	49,488	N.M.

End of period brokerage accounts	2,933,225	2,903,191	1%	2,829,006	4%
End of period stock plan accounts	1,167,767	1,147,594	2%	1,081,403	8%
End of period banking accounts	421,992	429,272	(2)%	456,073	(7)%
End of period total accounts	4,522,984	4,480,057	1%	4,366,482	4%

Annualized brokerage account attrition rate(11)	8.5%	9.8%	N.M.	8.7%	N.M.

Customer Assets ($B)
Security holdings	$149.4	$138.7	8%	$138.3	8%
Customer payables (cash)	5.1	5.0	2%	5.7	(11)%
Customer cash balances held by third parties(12)	10.7	7.6	41%	3.7	189%
Unexercised stock plan customer options (vested)	27.6	21.5	28%	24.6	12%
Customer assets in brokerage and stock plan accounts	192.8	172.8	12%	172.3	12%
Sweep deposits	18.9	21.3	(11)%	21.6	(13)%
Savings, transaction and other	7.0	7.1	(1)%	8.0	(13)%
Customer assets in banking accounts	25.9	28.4	(9)%	29.6	(13)%
Total customer assets	$218.7	$201.2	9%	$201.9	8%

Net new brokerage assets ($B)(13)	$3.1	$2.3	N.M.	$4.0	N.M.
Net new banking assets ($B)(13)	(0.2)	(0.1)	N.M.	0.1	N.M.
Net new customer assets ($B)(13)	$2.9	$2.2	N.M.	$4.1	N.M.

Brokerage related cash ($B)	$34.7	$33.9	2%	$31.0	12%
Other customer cash and deposits ($B)	7.0	7.1	(1)%	8.0	(13)%
Total customer cash and deposits ($B)	$41.7	$41.0	2%	$39.0	7%

Unexercised stock plan customer options (unvested) ($B)	$51.5	$46.7	10%	$47.5	8%

Customer net (purchase) / sell activity ($B)	$(1.2)	$(0.5)	N.M.	$(0.1)	N.M.

Market Making
Equity shares traded (MM)	118,895	101,465	17%	108,613	9%
Average revenue capture per 1,000 equity shares	$0.179	$0.248	(28)%	$0.220	(19)%
% of Bulletin Board equity shares to total equity shares	93.7%	93.0%	1%	93.3%	0%

Balance Sheet Management Metrics

Loans receivable ($MM)
Average loans receivable	$10,397	$11,092	(6)%	$12,958	(20)%
Ending loans receivable, net	$9,585	$10,099	(5)%	$11,796	(19)%

Loan performance detail (all loans, including TDRs) ($MM)

One- to Four-Family
Current	$4,657	$4,858	(4)%	$5,543	(16)%
30-89 days delinquent	220	233	(6)%	252	(13)%
90-179 days delinquent	100	95	5%	114	(12)%
Total 30-179 days delinquent	320	328	(2)%	366	(13)%
180+ days delinquent (net of $131M, $145M and $232M in charge-offs for Q113, Q412 and Q112, respectively)	262	279	(6)%	413	(37)%
Total delinquent loans(14)	582	607	(4)%	779	(25)%
Gross loans receivable(15)	$5,239	$5,465	(4)%	$6,322	(17)%

Home Equity
Current	$3,883	$4,065	(4)%	$4,776	(19)%
30-89 days delinquent	76	90	(16)%	106	(28)%
90-179 days delinquent	52	64	(19)%	80	(35)%
Total 30-179 days delinquent	128	154	(17)%	186	(31)%
180+ days delinquent (net of $22M, $23M and $24M in charge-offs for Q113, Q412 and Q112, respectively)	42	41	2%	49	(14)%
Total delinquent loans(14)	170	195	(13)%	235	(28)%
Gross loans receivable(15)	$4,053	$4,260	(5)%	$5,011	(19)%

Consumer and Other
Current	$730	$829	(12)%	$1,021	(29)%
30-89 days delinquent	16	19	(16)%	17	(6)%
90-179 days delinquent	2	6	(67)%	5	(60)%
Total 30-179 days delinquent	18	25	(28)%	22	(18)%
180+ days delinquent	-	-	N.M.	-	N.M.
Total delinquent loans	18	25	(28)%	22	(18)%
Gross loans receivable(15)	$748	$854	(12)%	$1,043	(28)%

Total Loans Receivable
Current	$9,270	$9,752	(5)%	$11,340	(18)%
30-89 days delinquent	312	342	(9)%	375	(17)%
90-179 days delinquent	154	165	(7)%	199	(23)%
Total 30-179 days delinquent	466	507	(8)%	574	(19)%
180+ days delinquent	304	320	(5)%	462	(34)%
Total delinquent loans(14)	770	827	(7)%	1,036	(26)%
Total gross loans receivable(15)	$10,040	$10,579	(5)%	$12,376	(19)%

TDR performance detail ($MM)(16)

One- to Four-Family TDRs
Current	$916	$927	(1)%	$782	17%
30-89 days delinquent	116	119	(3)%	91	27%
90-179 days delinquent	60	49	22%	38	58%
Total 30-179 days delinquent	176	168	5%	129	36%
180+ days delinquent (net of $70M, $76M and $52M in charge-offs for Q113, Q412 and Q112, respectively)	125	134	(7)%	83	51%
Total delinquent TDRs	301	302	0%	212	42%
TDRs	$1,217	$1,229	(1)%	$994	22%

Home Equity TDRs
Current	$228	$232	(2)%	$272	(16)%
30-89 days delinquent	17	17	0%	21	(19)%
90-179 days delinquent	10	8	25%	13	(23)%
Total 30-179 days delinquent	27	25	8%	34	(21)%
180+ days delinquent (net of $12M, $12M and $3M in charge-offs for Q113, Q412 and Q112, respectively)	20	20	0%	5	300%
Total delinquent TDRs	47	45	4%	39	21%
TDRs	$275	$277	(1)%	$311	(12)%

Total TDRs
Current	$1,144	$1,159	(1)%	$1,054	9%
30-89 days delinquent	133	136	(2)%	112	19%
90-179 days delinquent	70	57	23%	51	37%
Total 30-179 days delinquent	203	193	5%	163	25%
180+ days delinquent	145	154	(6)%	88	65%
Total delinquent TDRs	348	347	0%	251	39%
TDRs	$1,492	$1,506	(1)%	$1,305	14%

Capital Metrics

E*TRADE Bank
Tier 1 leverage ratio(3)	9.3%	8.7%	0.6%	7.3%	2.0%
Tier 1 risk-based capital ratio(3)	20.7%	19.3%	1.4%	15.7%	5.0%
Total risk-based capital ratio(3)	21.9%	20.6%	1.3%	17.0%	4.9%
Tier 1 common ratio(17)	20.7%	19.3%	1.4%	15.7%	5.0%
E*TRADE Bank excess Tier 1 capital ($MM)(18)	$1,752.3	$1,595.1	10%	$1,072.6	63%
E*TRADE Bank excess Tier 1 risk-based capital ($MM)(18)	$2,703.1	$2,594.8	4%	$2,101.7	29%
E*TRADE Bank excess risk-based capital ($MM)(18)	$2,199.5	$2,063.9	7%	$1,513.7	45%

E*TRADE Financial
Tier 1 leverage ratio(1)	6.0%	5.5%	0.5%	5.5%	0.5%
Tier 1 risk-based capital ratio(1)	13.6%	12.5%	1.1%	11.4%	2.2%
Total risk-based capital ratio(1)	14.8%	13.7%	1.1%	12.6%	2.2%
Tier 1 common ratio(2)	11.2%	10.3%	0.9%	9.4%	1.8%

Activity in Allowance for Loan Losses

	Three Months Ended March 31, 2013
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 12/31/12	$183,937	$257,333	$39,481	$480,751
Provision for loan losses	(16,616)	55,248	4,018	42,650
Charge-offs, net	(6,286)	(49,455)	(12,628)	(68,369)
Allowance for loan losses, ending 3/31/13	$161,035	$263,126	$30,871	$455,032

	Three Months Ended December 31, 2012
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 9/30/12	$206,400	$260,889	$40,993	$508,282
Provision for loan losses	9,586	57,981	6,843	74,410
Charge-offs, net	(32,049)	(61,537)	(8,355)	(101,941)
Allowance for loan losses, ending 12/31/12	$183,937	$257,333	$39,481	$480,751

	Three Months Ended March 31, 2012
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 12/31/11	$314,187	$463,288	$45,341	$822,816
Provision for loan losses	15,867	42,977	13,103	71,947
Charge-offs, net	(90,452)	(215,250)	(9,886)	(315,588)
Allowance for loan losses, ending 3/31/12	$239,602	$291,015	$48,558	$579,175

Specific Valuation Allowance Activity(19)

	As of March 31, 2013
	Recorded Investment in Modifications before charge- offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(20)
	(Dollars in thousands)
One- to four-family	$1,391,076	$(321,150)	$1,069,926	$(81,685)	$988,241	8%	29%
Home equity	370,818	(155,959)	214,859	(66,421)	148,438	31%	60%
Total	$1,761,894	$(477,109)	$1,284,785	$(148,106)	$1,136,679	12%	35%

	As of December 31, 2012
	Recorded Investment in Modifications before charge- offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(20)
	(Dollars in thousands)
One- to four-family	$1,383,254	$(317,085)	$1,066,169	$(89,684)	$976,485	8%	29%
Home equity	382,663	(159,244)	223,419	(81,690)	141,729	37%	63%
Total	$1,765,917	$(476,329)	$1,289,588	$(171,374)	$1,118,214	13%	37%

	As of March 31, 2012
	Recorded Investment in Modifications before charge- offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(20)
	(Dollars in thousands)
One- to four-family	$1,282,541	$(288,639)	$993,902	$(90,122)	$903,780	9%	30%
Home equity	467,721	(156,836)	310,885	(114,522)	196,363	37%	58%
Total	$1,750,262	$(445,475)	$1,304,787	$(204,644)	$1,100,143	16%	37%

Average Enterprise Balance Sheet Data

	Three Months Ended March 31, 2013
	Average Balance	Operating Interest Inc./Exp.	Average Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans(21)	$10,398,062	$106,669	4.10%
Available-for-sale securities	12,986,978	64,215	1.98%
Held-to-maturity securities	9,500,372	58,069	2.44%
Margin receivables	5,666,703	54,447	3.90%
Cash and equivalents	1,593,420	835	0.21%
Segregated cash	158,231	42	0.11%
Securities borrowed and other	592,422	12,791	8.76%
Total enterprise interest-earning assets	$40,896,188	297,068	2.91%
Enterprise interest-bearing liabilities:
Deposits	$26,950,074	3,153	0.05%
Customer payables	5,058,999	1,841	0.15%
Securities sold under agreements to repurchase	4,453,599	36,703	3.30%
FHLB advances and other borrowings	1,261,094	16,930	5.37%
Securities loaned and other	748,988	14	0.01%
Total enterprise interest-bearing liabilities	$38,472,754	58,641	0.61%
Enterprise net interest income/spread(8)		$238,427	2.30%

	Three Months Ended December 31, 2012
	Average Balance	Operating Interest Inc./Exp.	Average Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans(21)	$11,099,147	$113,223	4.08%
Available-for-sale securities	13,584,735	73,542	2.17%
Held-to-maturity securities	9,605,213	61,387	2.56%
Margin receivables	5,785,166	57,214	3.93%
Cash and equivalents	1,677,106	999	0.24%
Segregated cash	566,531	133	0.09%
Securities borrowed and other	563,838	11,432	8.07%
Total enterprise interest-earning assets	$42,881,736	317,930	2.96%
Enterprise interest-bearing liabilities:
Deposits	$27,807,088	3,204	0.05%
Customer payables	5,678,243	2,049	0.14%
Securities sold under agreements to repurchase	4,601,941	37,145	3.16%
FHLB advances and other borrowings	1,777,594	17,652	3.89%
Securities loaned and other	707,570	22	0.01%
Total enterprise interest-bearing liabilities	$40,572,436	60,072	0.58%
Enterprise net interest income/spread(8)		$257,858	2.38%

	Three Months Ended March 31, 2012
	Average Balance	Operating Interest Inc./Exp.	Average Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans(21)	$12,972,684	$139,501	4.30%
Available-for-sale securities	16,054,904	105,960	2.64%
Held-to-maturity securities	6,917,621	53,406	3.09%
Margin receivables	4,857,266	47,990	3.97%
Cash and equivalents	1,604,562	839	0.21%
Segregated cash	1,830,021	365	0.08%
Securities borrowed and other	653,097	12,664	7.80%
Total enterprise interest-earning assets	$44,890,155	360,725	3.22%
Enterprise interest-bearing liabilities:
Deposits	$27,927,872	8,342	0.12%
Customer payables	5,965,680	2,670	0.18%
Securities sold under agreements to repurchase	4,989,235	40,764	3.23%
FHLB advances and other borrowings	2,732,185	25,422	3.68%
Securities loaned and other	588,505	168	0.12%
Total enterprise interest-bearing liabilities	$42,203,477	77,366	0.73%
Enterprise net interest income/spread(8)		$283,359	2.49%

Reconciliation from Enterprise Net Interest Income to Net Operating Interest Income

	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012
	(In thousands)
Enterprise net interest income	$238,427	$257,858	$283,359
Taxable equivalent interest adjustment(22)	(210)	(212)	(298)
Earnings on customer cash held by third parties and other(23)	3,112	2,585	1,791
Net operating interest income	$241,329	$260,231	$284,852

Explanation of Non-GAAP Measures and Certain Metrics

Management believes that tangible book value per share, corporate cash, EBITDA, interest coverage, Bank earnings before taxes and before credit losses, E*TRADE Bank Tier 1 common ratio and E*TRADE Financial ratios are appropriate measures for evaluating the operating and liquidity performance of the Company. Management believes that adjusting GAAP measures by excluding or including certain items is helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects and valuation. Management uses non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods.

Tangible Book Value per Share

Tangible book value per share represents shareholders’ equity less goodwill (net of related deferred tax liability) and other intangible assets divided by common stock outstanding. The Company believes that tangible book value per share is a measure of the Company’s capital strength. See endnote (7) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Corporate Cash

Corporate cash represents cash held at the parent company as well as cash held in certain subsidiaries that can distribute cash to the parent company without any regulatory approval. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in regulated subsidiaries. See the Company’s financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

EBITDA

EBITDA represents net income (loss) before taxes, depreciation and amortization and corporate interest expense. Management believes that EBITDA provides a useful additional measure of the Company’s performance by excluding certain non-cash charges and expenses that are not directly related to the performance of the business.

Interest Coverage

Interest coverage represents EBITDA divided by corporate interest expense. Management believes that by excluding the charges and expenses that are excluded from EBITDA, interest coverage provides a useful additional measure of the Company’s ability to continue to meet interest obligations and liquidity needs. See endnote (9) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Bank Earnings Before Taxes and Before Credit Losses

Bank earnings before taxes and before credit losses represents the pre-tax earnings of E*TRADE Bank’s holding company, ETB Holdings, Inc. (“Bank”) before provision for loan losses, gains on loans and securities, net, net impairment and losses on early extinguishment of wholesale borrowings. This metric shows the amount of earnings that the Bank, after accruing for the interest expense on its trust preferred securities, generates each quarter prior to credit related losses, primarily provision and losses on securities. Management believes this non-GAAP measure is useful to investors and analysts as it is an indicator of the level of credit related losses the Bank can absorb without causing a decline in E*TRADE Bank’s excess risk-based capital. See endnote (10) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

E*TRADE Bank Tier 1 Common Ratio and E*TRADE Financial Ratios

E*TRADE Financial ratios, including Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios, are based on the Federal Reserve regulatory minimum well-capitalized threshold. E*TRADE Bank’s and E*TRADE Financial’s Tier 1 common ratios are defined as the Tier 1 capital less elements of Tier 1 capital that are not in the form of common equity, such as trust preferred securities, divided by total risk-weighted assets. Management believes these ratios are an important measure of E*TRADE Bank’s and the Company’s capital strength. See endnotes (1), (2) and (17) for reconciliations of these non-GAAP measures to the comparable GAAP measures.

It is important to note these metrics and other non-GAAP measures may involve judgment by management and should be considered in addition to, not as a substitute for, or superior to, net income (loss), consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP. For additional information on the adjustments to these non-GAAP measures, please see the Company’s financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) The Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios at E*TRADE Financial are Q113 estimates based on the Federal Reserve regulatory minimum well-capitalized requirements. E*TRADE Financial is not currently subject to capital requirements; however, the implementation of holding company capital requirements are expected to become effective in 2015 as a result of the Dodd-Frank Act. Management believes these ratios are an important measure of the Company's capital strength and accordingly manages capital against the current capital ratios that apply to bank holding companies in preparation for the application of these requirements. The Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios are calculated as follows (dollars in millions):

	Q1 2013	Q4 2012	Q1 2012
E*TRADE Financial shareholders' equity	$4,951.8	$4,904.5	$5,035.9
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(304.4)	(315.4)	(345.3)
Goodwill & other intangible assets, net of deferred tax liabilities	1,883.1	1,899.4	1,930.6
ADD:
Qualifying restricted core capital elements (TRUPs)(a)	433.0	433.0	433.0
Subtotal	3,806.1	3,753.5	3,883.6
DEDUCT:
Disallowed servicing assets and deferred tax assets	1,265.2	1,278.9	1,353.2
E*TRADE Financial Tier 1 capital	2,540.9	2,474.6	2,530.4
ADD:
Allowable allowance for loan losses	237.6	251.8	282.5
E*TRADE Financial total capital	$2,778.5	$2,726.4	$2,812.9

E*TRADE Financial total average assets	$45,679.4	$48,152.7	$49,331.4
DEDUCT:
Goodwill & other intangible assets, net of deferred tax liabilities	1,883.1	1,899.4	1,930.6
Subtotal	43,796.3	46,253.3	47,400.8
DEDUCT:
Disallowed servicing assets and deferred tax assets	1,265.2	1,278.9	1,353.2
Average total assets for leverage capital purposes	$42,531.1	$44,974.4	$46,047.6

E*TRADE Financial total risk-weighted assets(b)	$18,741.8	$19,849.9	$22,244.0

E*TRADE Financial Tier 1 leverage ratio (Tier 1 capital / Average total assets for leverage capital purposes)	6.0%	5.5%	5.5%
E*TRADE Financial Tier 1 capital / Total risk-weighted assets	13.6%	12.5%	11.4%
E*TRADE Financial Total capital / Total risk-weighted assets	14.8%	13.7%	12.6%

(a) The Company is continuing to include TRUPs in E*TRADE Financial’s Tier 1 capital due to the regulatory agencies announcement of a delay in the implementation of the TRUPs phase-out.
(b) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(2) The Tier 1 common ratio at E*TRADE Financial is a Q113 estimate and is a non-GAAP measure. Management believes this ratio is an important measure of the Company's capital strength. The Tier 1 common ratio is calculated as follows (dollars in millions):

	Q1 2013	Q4 2012	Q1 2012
E*TRADE Financial shareholders' equity	$4,951.8	$4,904.5	$5,035.9
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(304.4)	(315.4)	(345.3)
Goodwill & other intangible assets, net of deferred tax liabilities	1,883.1	1,899.4	1,930.6
Subtotal	3,373.1	3,320.5	3,450.6
DEDUCT:
Disallowed servicing assets and deferred tax assets	1,265.2	1,278.9	1,353.2
E*TRADE Financial Tier 1 common	$2,107.9	$2,041.6	$2,097.4

E*TRADE Financial total risk-weighted assets(a)	$18,741.8	$19,849.9	$22,244.0

E*TRADE Financial Tier 1 common / Total risk-weighted assets	11.2%	10.3%	9.4%

(a) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(3) The Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios at E*TRADE Bank are Q113 estimates and calculated as follows (dollars in millions):

	Q1 2013	Q4 2012	Q1 2012
E*TRADE Bank shareholders' equity	$5,779.4	$5,703.0	$5,562.5
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(304.4)	(315.4)	(350.1)
Goodwill & other intangible assets, net of deferred tax liabilities	1,584.5	1,600.5	1,639.7
Subtotal	4,499.3	4,417.9	4,272.9
DEDUCT:
Disallowed servicing assets and deferred tax assets	689.6	655.7	877.7
E*TRADE Bank Tier 1 capital	3,809.7	3,762.2	3,395.2
ADD:
Allowable allowance for loan losses	234.1	247.3	274.2
E*TRADE Bank total capital	$4,043.8	$4,009.5	$3,669.4

E*TRADE Bank total assets	$43,514.5	$45,711.6	$49,030.0
DEDUCT:
Losses in OCI on AFS debt securities and cash flow asset hedges, net of tax	93.6	112.7	61.0
Goodwill & other intangible assets, net of deferred tax liabilities	1,584.5	1,600.5	1,639.7
Subtotal	41,836.4	43,998.4	47,329.3
DEDUCT:
Disallowed servicing assets and deferred tax assets	689.6	655.7	877.7
E*TRADE Bank total assets for leverage capital purposes	$41,146.8	$43,342.7	$46,451.6

E*TRADE Bank total risk-weighted assets(a)	$18,442.4	$19,456.7	$21,557.4

E*TRADE Bank Tier 1 leverage ratio (Tier 1 capital / Average total assets for leverage capital purposes)	9.3%	8.7%	7.3%
E*TRADE Bank Tier 1 capital / Total risk-weighted assets	20.7%	19.3%	15.7%
E*TRADE Bank total capital / Total risk-weighted assets	21.9%	20.6%	17.0%

(a) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(4) Reflects elimination of transactions between Trading and Investing and Balance Sheet Management segments, which includes deposit and intercompany transfer pricing arrangements.

(5) Amounts and percentages may not calculate due to rounding.

(6) Operating margin is the percentage of net revenue that results in income (loss) before other income (expense) and income taxes. The percentage is calculated by dividing income (loss) before other income (expense) and income taxes by total net revenue.

(7) The following tables provide a reconciliation of GAAP book value and book value per share to non-GAAP tangible book value and tangible book value per share (dollars in millions, except per share amounts):

	Q1 2013	Q4 2012	Q1 2012
Book value	$4,951.8	$4,904.5	$5,035.9
Less: Goodwill and other intangibles, net	(2,188.8)	(2,194.9)	(2,213.7)
Less: Deferred tax liability related to goodwill	305.7	295.5	283.1
Tangible book value	$3,068.7	$3,005.1	$3,105.3

	Q1 2013	Q4 2012	Q1 2012
Book value per share	$17.27	$17.14	$17.63
Less: Goodwill and other intangibles, net per share	(7.63)	(7.67)	(7.75)
Less: Deferred tax liability related to goodwill per share	1.06	1.03	0.99
Tangible book value per share	$10.70	$10.50	$10.87

(8) Enterprise net interest spread is the taxable equivalent rate earned on average enterprise interest-earning assets less the rate paid on average enterprise interest-bearing liabilities, excluding corporate interest-earning assets and liabilities and customer cash held by third parties.

(9) Interest coverage represents the ratio of the Company’s EBITDA to its corporate interest expense. The interest coverage ratio based on the Company’s net income (loss) was 1.2, (4.2), and 1.4 for the three months ended March 31, 2013, December 31, 2012, and March 31, 2012, respectively.

(10) Bank earnings before taxes and before credit losses represents the pre-tax earnings of E*TRADE Bank’s holding company, ETB Holdings, Inc. (“Bank”) before provision for loan losses, gains on loans and securities, net, net impairment and losses on early extinguishment of wholesale borrowings. This metric shows the amount of earnings that the Bank, after accruing for the interest expense on its trust preferred securities, generates each quarter prior to credit related losses, primarily provision and loss on securities. Management believes this non-GAAP measure is useful to investors and analysts as it is an indicator of the level of credit related losses the Bank can absorb without causing a decline in E*TRADE Bank’s excess risk-based capital(a). Below is a reconciliation of Bank earnings before taxes and before credit losses from income (loss) before income taxes (dollars in millions)

	Q1 2013	Q4 2012	Q1 2012
Income (loss) before income taxes	$57.4	$(221.2)	$66.0
Add back:
Non-bank loss before income tax benefit(b)	43.4	312.7	47.1
Provision for loan losses	42.6	74.4	71.9
Gains on loans and securities, net	(15.7)	(61.8)	(34.9)
Net impairment	1.2	5.7	3.5
Losses on early extinguishment of wholesale borrowings	-	27.8	-
Bank earnings before taxes and before credit losses	$128.9	$137.6	$153.6

(a) Excess risk-based capital is the excess capital that E*TRADE Bank has compared to the regulatory minimum well-capitalized threshold.
(b) Non-bank loss represents all of the Company’s subsidiaries, including Corporate, but excluding the Bank.

(11) The brokerage account attrition rate is calculated by dividing attriting brokerage accounts, which are gross new brokerage accounts less net new brokerage accounts, by total brokerage accounts at the previous period end. This rate is presented on an annualized basis.

(12) Customer cash balances held by third parties are held outside E*TRADE Financial and include money market funds and sweep deposit accounts at unaffiliated financial institutions.

(13) Net new customer assets are total inflows to all new and existing customer accounts less total outflows from all closed and existing customer accounts. The net new banking assets and net new brokerage assets metrics treat asset flows between E*TRADE entities in the same manner as unrelated third party accounts.

(14) Delinquent loans include charge-offs for loans that are in bankruptcy or are 180 days past due which have been written down to their expected recovery value. The following table shows the total amount of charge-offs on loans that are still held by the Company as of the periods presented (dollars in millions):

	Q1 2013	Q4 2012	Q1 2012
One- to four-family	$447	$457	$514
Home equity	296	307	275
Total charge-offs	$743	$764	$789

(15) Includes unpaid principal balances and premiums (discounts).

(16) The TDR loan performance detail is a subset of the Company’s total loan performance. TDRs include loan modifications performed under the Company’s modification programs. Beginning in Q412, loans that had been charged-off due to bankruptcy notification were also considered TDRs.

(17) The Tier 1 common ratio at E*TRADE Bank is a Q113 estimate and is a non-GAAP measure. Management believes this ratio is an important measure of E*TRADE Bank's capital strength. The E*TRADE Bank Tier 1 common ratio is calculated as follows (dollars in millions):

	Q1 2013	Q4 2012	Q1 2012
E*TRADE Bank shareholders' equity	$5,779.4	$5,703.0	$5,562.5
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(304.4)	(315.4)	(350.1)
Goodwill and other intangible assets, net of deferred tax liabilities	1,584.5	1,600.5	1,639.7
Subtotal	4,499.3	4,417.9	4,272.9
DEDUCT:
Disallowed servicing assets and deferred tax assets	689.6	655.7	877.7
E*TRADE Bank Tier 1 common	$3,809.7	$3,762.2	$3,395.2

E*TRADE Bank total risk-weighted assets(a)	$18,442.4	$19,456.7	$21,557.4

E*TRADE Bank Tier 1 common / Total risk-weighted assets	20.7%	19.3%	15.7%

(a) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(18) E*TRADE Bank excess capital amounts are Q113 estimates based on the regulatory minimum well-capitalized threshold. Below is a reconciliation of beginning to ending E*TRADE Bank excess risk-based capital for the quarterly periods presented:

	Q1 2013	Q4 2012	Q1 2012
Beginning E*TRADE Bank excess risk-based capital ($MM)	$2,064	$1,877	$1,516
Bank earnings before taxes and before credit losses	129	138	154
Provision for loan losses	(43)	(74)	(72)
Loan portfolio run-off(a)	42	17	66
Margin decrease (increase)	6	(20)	(50)
Capital upstream(b)	-	(58)	-
Tax impact, including changes in disallowed deferred tax assets	(68)	19	(79)
Other capital changes(c)	70	165	(21)
Ending E*TRADE Bank excess risk-based capital ($MM)	$2,200	$2,064	$1,514

(a) The capital release from loan portfolio run-off includes the decrease in risk-based capital required for the one- to four-family, home equity and consumer loan portfolios.
(b) Represents cash flows to and from the parent company.
(c) Represents the capital impact related to changes in other risk-weighted assets.

(19) Modifications are a subset of TDRs, and represent loan modifications performed under the Company’s modification programs. They do not include loans that have been charged-off due to the Company receiving notification of bankruptcy if the loan has not been modified previously by the Company. The following table shows the reconciliation of total TDRs that had a modification and those which the Company received a notification of bankruptcy (dollars in millions):

	Q1 2013	Q4 2012	Q1 2012
Modified loans	$1,285	$1,290	$1,305
Bankruptcy loans	207	216	-
Total TDRs	$1,492	$1,506	$1,305

(20) The total expected losses on modifications includes both the previously recorded charge-offs and the specific valuation allowance.

(21) Excludes loans to customers on margin.

(22) Gross-up for tax-exempt securities.

(23) Includes interest earned on average customer assets of $9.5 billion, $5.9 billion, and $4.0 billion for the quarters ended March 31, 2013, December 31, 2012, and March 31, 2012, respectively, held by third parties outside E*TRADE Financial, including money market funds and sweep deposit accounts at unaffiliated financial institutions.

CONTACT:
E*TRADE Financial Media Relations
646-521-4418
mediainq@etrade.com
or
E*TRADE Financial Investor Relations
Brett Goodman, 646-521-4406
brett.goodman@etrade.com